Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2018 relating to the financial statements, which appears in Morphosys AG´s prospectus dated April 16, 2018, filed pursuant to Rule 424(b) of the Securities Act, relating to the Registration Statement on Form F-1, as amended (No. 333-223843).

Munich, Germany
October 4, 2018

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Stefano Mulas	/s/ Holger Lutz
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)